Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Galapagos NV

Mechelen, Belgium

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-292050, 333-204567, 333-208697, 333-211834, 333-215783, 333-218160, 333-225263, 333-231765, 333-249416, 333-260500, 333-268756, 333-275886 and 333-283361) of Galapagos NV of our reports dated March 26, 2026, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting which appear in this Annual Report on Form 20-F.

/s/ BDO Bedrijfsrevisoren BV
Zaventem, Belgium
March 26, 2026